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                                                                    EXHIBIT 21.1


                           Schedule of Subsidiaries

Name of Subsidiary                       State of Incorporation or Organization
------------------                       --------------------------------------

Jameson Alabama, Inc.                                  Alabama
Jameson Outdoor Advertising Company                    Georgia
Jameson Properties, LLC                                Georgia
Jameson Properties of Tennessee, L.P.                  Tennessee
SIE Corporation                                        Indiana